UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 8, 2007

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Sale of Manufacturing Facility and Related Equipment in North Tyneside, U.K.
On October 8, 2007, Atmel North Tyneside Limited, incorporated under the laws of England and Wales (“Atmel North Tyneside”), together with Atmel Corporation, a Delaware corporation (“Atmel”), entered into agreements with Taiwan Semiconductor Manufacturing Company Limited, incorporated in Taiwan (“TSMC”) and Highbridge Business Park Limited, incorporated under the laws of England and Wales (“Highbridge Business Park”) and Highbridge Properties Plc, incorporated under the laws of England and Wales (“Highbridge Properties”) for the sale of Atmel’s eight-inch wafer fabrication equipment and real property located in North Tyneside, United Kingdom (the “Transaction”) as part of Atmel’s strategic restructuring initiative undertaken in order to enhance profitability, accelerate Atmel’s growth and reduce costs, which was previously announced on Atmel’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2006 (the “Previous Form 8-K”). A brief description of the material terms in certain agreements related to this Transaction is set forth below.
Property Purchase Agreement
In connection with this Transaction, Atmel North Tyneside and Atmel entered into an Agreement for the Sale and Purchase of Property (the “Property Purchase Agreement”) with Highbridge Business Park and Highbridge Properties. Pursuant to the Property Purchase Agreement, Highbridge Business Park agreed to pay £21 million, exclusive of VAT, for the North Tyneside property currently occupied by Atmel North Tyneside, subject to certain closing conditions, including the Tri-Partite Agreement (defined and discussed below) becoming unconditional prior to January 10, 2008. Highbridge Business Park is also acquiring ownership of two subsidiaries of Atmel North Tyneside, which were organized for the purpose of maintaining enterprise zone status for the property.
The Property Purchase Agreement further provides that Atmel North Tyneside shall indemnify Highbridge Business Park, and Highbridge Business Park shall indemnify Atmel North Tyneside, against certain losses incurred in connection with the Transaction, and that Atmel will guarantee Atmel North Tyneside’s obligations under the Property Purchase Agreement. Following transfer of the North Tyneside property, Highbridge Business Park will lease the property back to Atmel North Tyneside for a period of time up to and including May 31, 2008.
Asset Purchase Agreement
Atmel North Tyneside and Atmel also entered into an Agreement for the Sale and Purchase of Certain Assets (the “Asset Purchase Agreement”) with TSMC. Pursuant to the Asset Purchase Agreement, TSMC agreed to pay up to $82 million for specified eight-inch wafer fabrication equipment subject to the Tri-Partite Agreement (defined and discussed below) becoming unconditional. TSMC shall deposit the $82 million aggregate purchase price into an escrow account, which will be released to Atmel North Tyneside at the end of each month after the Tri-Partite Agreement becomes unconditional, according to the value of the equipment that was transferred to TSMC during the preceding month.
Pursuant to the terms of the Asset Purchase Agreement, Atmel North Tyneside may continue to use the equipment being purchased until December 31, 2007 or later as necessary. The equipment shall be transferred from the North Tyneside site to TSMC beginning no later than January 1, 2008 and ending May 31, 2008 or later as necessary. The purchase price will be adjusted downward for any equipment that fails the testing and acceptance procedures specified in the Asset Purchase Agreement and that TSMC ultimately rejects or accepts at a reduced price. The Asset Purchase Agreement further provides that Atmel North Tyneside shall indemnify TSMC, and TSMC shall indemnify Atmel North Tyneside, against certain losses incurred in connection with the Transaction, and that Atmel will guarantee Atmel North Tyneside’s obligations under the Asset Purchase Agreement.

Tri-Partite Agreement
Additionally, Atmel North Tyneside and Atmel entered into an Agreement in Relation to the Removal of Equipment (the “Tri-Partite Agreement”) with TSMC, Highbridge Business Park and Highbridge Properties. The Tri-Partite Agreement regulates the removal of equipment from the North Tyneside property and governs indemnification between and among the parties during the period of equipment shutdown and removal and site clean-up following the closing of the sale of the North Tyneside property. The Tri-Partite Agreement becomes unconditional upon Atmel North Tyneside having complied with its statutory obligations to inform and consult with appropriate representatives of Atmel North Tyneside’s employees in relation to the impact that the Transaction may have on those employees.
Subject to the terms of the Tri-Partite Agreement, Atmel North Tyneside agrees to indemnify Highbridge Business Park against losses resulting from certain adverse changes to the environmental condition of the property caused by equipment shutdown and removal from the North Tyneside property, and TSMC agrees to indemnify Atmel North Tyneside against losses caused by release or spill of hazardous materials caused by TSMC in connection with TSMC’s removal of equipment from the North Tyneside property. Highbridge Business Park shall indemnify Atmel North Tyneside against losses Atmel North Tyneside sustains as a result of environmental liabilities created after Atmel North Tyneside and TSMC complete shutdown and removal of the equipment. Atmel North Tyneside also agrees to indemnify Highbridge Business Park and TSMC against certain losses resulting from specified employment claims made by employees or former employees of Atmel North Tyneside. Atmel agrees to guarantee Atmel North Tyneside’s obligations under the Tri-Partite Agreement and Highbridge Properties agrees to guarantee Highbridge Business Park’s obligations under the Tri-Partite Agreement.
On October 8, 2007, Atmel issued a press release regarding the Transaction; such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.05. Costs Associated with Exit or Disposal Activities
As previously disclosed, Atmel recorded a net impairment charge of $72.3 million in the quarter ended December 31, 2006 after it announced its decision to sell its wafer fabrication facilities in North Tyneside. The charge related to the write-down of long lived assets of the North Tyneside site to their then-estimated fair values, less costs to dispose of the assets. Under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, a gain shall be recognized for any subsequent increase in fair value less cost to sell, but not in excess of the cumulative loss previously recognized for assets that are classified as held for sale. Atmel expects to record a benefit of up to $40 million related to the recovery of fair value less costs to sell for the assets as a result of the equipment and property offers received.
As previously disclosed, Atmel also recorded restructuring charges of approximately $8.6 million in the quarter ended December 31, 2006 in connection with the restructuring initiatives announced in the Previous Form 8-K. As a result of the Transaction, Atmel expects to incur additional restructuring charges of up to $50.0 million related to the Transaction to be paid primarily in cash. These restructuring charges will be used to pay for obligations related to employee severance, contract terminations and other associated costs. Atmel is unable as of the date hereof to make a good faith determination of the estimates of amounts related to each such category, but will disclose such amounts when determined.
Item 2.06. Material Impairments
The information contained in Item 2.05 regarding the impairment charge is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 8, 2007, titled “Atmel Announces Sale of Manufacturing Facility in North Tyneside, U.K.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation
Date: October 12, 2007	By:	/s/ Robert Avery
Robert Avery
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 8, 2007, titled “Atmel Announces Sale of Manufacturing Facility in North Tyneside, U.K.”